Exhibit 99.1

Fitbit Reports $571M Q4’17 and $1.616B FY’17 Revenue
Generated $61M cash flow from operations and free cash flow of $(25)M in FY’17

SAN FRANCISCO - February 26, 2018 - Fitbit, Inc. (NYSE:FIT), the leading global wearables brand, today reported revenue of $571 million, GAAP net loss per share of $(0.19), non-GAAP net loss per share of $(0.02), GAAP net loss of $(46) million, non-GAAP net loss of $(5) million, cash flow from operations of $52 million and free cash flow of $25 million, for its fourth quarter of 2017.

For the full-year 2017, Fitbit reported revenue of $1.6 billion, GAAP net loss per share of $(1.19), non-GAAP net loss per share of $(0.26), GAAP net loss of $(277) million, non-GAAP net loss of $(61) million, cash flow from operations of $61 million and free cash flow of $(25) million.

“We made important progress in 2017 under rapidly changing market conditions. We delivered on our full year guidance and drove down operating expenses while continuing to invest in innovation. We delivered important foundational assets with the launch of the Fitbit operating system and SDK, allowing us to scale future smartwatches quickly and deliver dynamic experiences for users. We also made progress in integrating into the healthcare system, with strategic collaborations with United Healthcare and Dexcom, and acceptance into the FDA’s digital health pre-certification program,” said James Park, co-founder and CEO. “In 2018 we’ll focus on managing down expenses, continuing to expand in the smartwatch category and supporting our engaged global community on their health and fitness journeys.”

Fourth Quarter and Full Year 2017 Financial Summary

	As of or For the Three Months Ended		As of or For the Year Ended
In millions, except percentages and per share amounts	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP Results
Revenue	$570.8	$573.8	$1,615.5	$2,169.5
Gross Margin	43.6%	22.1%	42.8%	39.0%
Net Loss	$(45.5)	$(146.3)	$(277.2)	$(102.8)
Net Loss Per Share	$(0.19)	$(0.65)	$(1.19)	$(0.47)
Non-GAAP Results
Gross Margin	44.2%	22.4%	43.4%	39.3%
Net Loss	$(4.7)	$(125.7)	$(61.1)	$(25.9)
Net Loss Per Share	$(0.02)	$(0.56)	$(0.26)	$(0.12)
Adjusted EBITDA	$22.5	$(144.2)	$(52.2)	$30.0
Devices Sold	5.4	6.5	15.3	22.3
Active Users			25.4	23.2
For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Fourth Quarter 2017 Financial Highlights

•	Sold 5.4 million wearable devices. Average selling price increased 20% to $102 per device driven by adding Fitbit IonicTM, our smartwatch, to device mix.

•
APAC grew 56% to $39 million, Other America’s revenue grew 40% to $47 million, EMEA revenue grew 16% to $155 million, and U.S. revenue decreased 13% to $330 million. International revenue was $241 million, representing 42% of revenue.

•	New devices Fitbit IonicTM, Alta HRTM and Fitbit Aria 2TM and accessory Fitbit Flyer, represented 36% of revenue.

•	GAAP gross margin was 43.6%, and non-GAAP gross margin was 44.2%.

•	GAAP operating expenses represented 46.8% of revenue, and non-GAAP operating expenses represented 42.8% of revenue.

Full-Year 2017 Financial Highlights

•	Sold 15.3 million wearable devices. Average selling price increased 8% to $101 per device driven by device mix.

•	37% of all activations came from repeat customers; of the repeat customers, 41% came from customers who were inactive during a prior period.

•	EMEA revenue grew 13% to $440 million, Other Americas revenue grew 6% to $116 million, APAC revenue decreased 12% to $115 million, and U.S. revenue decreased 39% to $944 million.

•	U.S. comprised 59% of revenue; EMEA 27%, APAC 7%, and Other Americas 7%. International revenue was $671 million, or 42% of total revenue, up 7%.

•	Revenue from Fitbit.com grew 11% to $168 million, representing 10% of revenue.

•	New devices Fitbit IonicTM, Alta HRTM and Fitbit Aria 2TM and accessory Fitbit Flyer, represented 31% of revenue.

•	GAAP gross margin was 42.8% and non-GAAP gross margin was 43.4%. Non-GAAP gross margin improved 410 basis points year over year. GAAP and non-GAAP operating expense both declined 7%.

•	Cash, cash equivalents, and marketable securities totaled $679 million as compared with $706 million as of December 31, 2016.

Full-Year 2017 Operational Highlights

•	Active users grew 9% to 25.4 million from 23.2 million as of December 31, 2016; one of the largest social fitness network as of December 31, 2017.

•
Charge 2 was the #1 selling connected health & fitness tracker in the U.S. as of the end of Q4 2017, based on units, according to NPD and each of the products launched in 2017 have a 4-star rating on Amazon.

•	Headcount totaled 1,749 employees as of December 31, 2017, with 58% of employees in research and development. 400 employees were located outside of the United States.

•
In Fitbit Health Solutions, added key partnerships: selected as the first wearable device to be used in the National Institute of Health “All of US” precision medicine research program; selected by United Healthcare and Dexcom as the wearable device provider for their Type 2 diabetes pilot program; chosen to participate in the FDA’s new digital health software precertification pilot program; selected by BlueCross BlueShield of South Carolina’s Medicare Advantage plan; chosen by United Healthcare’s Motion program.

First Quarter 2018 Guidance

•
We expect limited revenue from new product introduction. With consumer demand shifting towards smartwatches, we expect revenue to decline approximately (20%) to (15%) year over year and to be in a range of $240 million to $255 million.

•	Non-GAAP basic net loss per share in the range of ($0.21) to ($0.18).

•	Capital expenditures as a percentage of revenue of approximately 8%.

•
We expect free cash flow to decline less than revenue, as receivables turn into cash receipts and less overhead is required to support the growth in inventory, and anticipate free cash flow of approximately $(25) million.

•	Effective non-GAAP tax rate of approximately 40%.

•	Stock-based compensation expense of approximately $26 million and basic share count of approximately 240 million.

Full Year 2018 Guidance

•
We expect our device mix to continue to shift towards smartwatches over the course of the year. We expect to grow Fitbit Health Solutions and increase premium subscribers, but this growth will be relatively immaterial to wearable device revenue. We extrapolated the demand trend forecasted in the first quarter 2018 for the full year and expect revenue to be approximately $1.5 billion.

•	We expect device mix shift and fixed cost deleveraging to negatively impact gross margins, partially offset by operating efficiencies.

•	We expect to drive operating expenses 7% lower, to a target of $740 million.

•	Capital expenditures as a percentage of revenue of approximately 3.5%.

•	We expect free cash flow to decline less than revenue and expect to breakeven for 2018. Guidance excludes the benefit of an expected $80 million tax refund payment.

•	We expect effective non-GAAP tax rate to be volatile driven by geographic mix of revenue, tax credits, and shift to profitability.

•	Stock-based compensation expense of approximately $110 million and basic/diluted share count of approximately 248/267 million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (888) 417-2254 or (719) 325-2484, access code 1272921. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the first quarter 2018 and full year 2018; our ability to leverage our operating system and SDK for future product launches, our user experience; our expected revenue from new product introductions and expected trends in average selling price, operating expenses, device mix, capital expenditures, free cash flow, and effective non-GAAP tax rate; our expected growth of Fitbit Health Solutions; and consumer demand for smartwatches and connected health and fitness trackers. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner; our ability to successfully develop and timely introduce new products and services or enhance existing products and services; retail and customer acceptance of existing and new products; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; our ability to detect, prevent or fix quality issues in our products or services; uncertain ability to retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties or their suppliers; the ability of third parties to successfully manufacture and ship in a timely manner quality products; seasonality; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; ability to integrate acquired technologies and employees into our operations, particularly in new geographies; warranty claims; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; and other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2016, and our most recently filed Quarterly Report on Form 10-Q which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the full year ended December 31, 2017. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Disclosure of Material Information
Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA, non-GAAP free cash flow and non-GAAP income (loss) before income taxes. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income (expense), net and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes Jawbone litigation costs, stock-based compensation, impact of restructuring, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
In January 2017, the Company conducted a reorganization of its business, including a reduction in workforce. The restructuring costs impacted our results for the first quarter of 2017. Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter of 2016 as these costs significantly increased in 2016, and may continue to be material for the remainder of 2017. Although not excluded in reporting for the first quarter of 2016, these litigation expenses were $9.1 million in that quarter.

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013, the first quarter of 2014 and the fourth quarter of 2015.

•
Amortization of intangible assets relates to our acquisition of FitStar, Pebble and Vector. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net income (loss).

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leading global wearables brand, Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Surge®, Fitbit Blaze®, Fitbit Charge2™, AltaHR™, Alta®, Fitbit Flex2™, Fitbit One® and Fitbit Zip® activity trackers, as well as the Fitbit Ionic™ smartwatch, Fitbit Flyer™ wireless headphones and Fitbit Aria 2™ Wi-Fi Smart Scales. Fitbit products are carried in over 45,000 retail stores and in 86 countries around the globe. Powered by one of the world’s largest social fitness networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, Guided Health Programs, and the Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.
Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners. Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.
Investor Contact:
Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$570,756	$573,775	$1,615,519	$2,169,461
Cost of revenue	322,159	447,273	924,618	1,323,577
Gross profit	248,597	126,502	690,901	845,884
Operating expenses:
Research and development	90,541	85,062	343,012	320,191
Sales and marketing	145,600	186,194	415,042	491,255
General and administrative	31,119	40,606	133,934	146,903
Total operating expenses	267,260	311,862	891,988	958,349
Operating loss	(18,663)	(185,360)	(201,087)	(112,465)
Interest income, net	1,197	765	3,647	3,156
Other income (expense), net	2,661	(54)	2,796	14
Loss before income taxes	(14,805)	(184,649)	(194,644)	(109,295)
Income tax expense (benefit)	30,665	(38,376)	82,548	(6,518)
Net loss	$(45,470)	$(146,273)	$(277,192)	$(102,777)

Net loss per shares:
Basic	$(0.19)	$(0.65)	$(1.19)	$(0.47)
Diluted	$(0.19)	$(0.65)	$(1.19)	$(0.47)
Weighted average shares used to compute net loss per share:
Basic	237,421	224,412	232,032	220,405
Diluted	237,421	224,412	232,032	220,405

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$341,966	$301,320
Marketable securities	337,334	404,693
Accounts receivable, net	406,019	477,825
Inventories	123,895	230,387
Prepaid expenses and other current assets	175,151	66,346
Total current assets	1,384,365	1,480,571
Property and equipment, net	104,908	76,553
Goodwill	51,036	51,036
Intangible assets, net	22,356	27,521
Deferred tax assets	3,990	175,797
Other assets	15,420	10,448
Total assets	$1,582,075	$1,821,926
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$212,731	$313,773
Accrued liabilities	452,137	390,561
Deferred revenue	35,504	42,612
Income taxes payable	928	9,394
Total current liabilities	701,300	756,340
Long-term deferred revenue	6,928	7,292
Other liabilities	49,884	59,762
Total liabilities	758,112	823,394

Stockholders’ equity:
Common stock	24	23
Additional paid-in capital	956,060	859,345
Accumulated other comprehensive loss	(189)	(978)
Retained earnings (deficit)	(131,932)	140,142
Total stockholders’ equity	823,963	998,532
Total liabilities and stockholders’ equity	$1,582,075	$1,821,926

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cash Flows from Operating Activities
Net loss	$(45,470)	$(146,273)	$(277,192)	$(102,777)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	88	198	7,893	339
Provision for excess and obsolete inventory	1,438	3,979	14,833	4,993
Depreciation	11,633	12,163	39,971	36,046
Amortization of intangible assets	1,588	509	5,722	2,087
Accelerated depreciation of property and equipment	—	19,043	5,250	19,805
Amortization of issuance costs and discount on debt	74	117	951	466
Stock-based compensation	24,325	21,257	91,581	79,432
Deferred income taxes	43,930	(72,640)	176,745	(100,434)
Other	(132)	390	292	(423)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(145,115)	(16,457)	63,784	(8,701)
Inventories	12,681	(11,092)	92,129	(61,975)
Prepaid expenses and other assets	12,393	912	(113,111)	(37,876)
Fitbit Force recall reserve	(121)	(241)	(789)	(3,869)
Accounts payable	33,009	58,779	(89,151)	45,654
Accrued liabilities and other liabilities	101,458	170,076	53,257	213,361
Deferred revenue	2,374	4,902	(7,472)	5,456
Income taxes payable	(1,666)	27,380	(3,488)	47,136
Net cash provided by operating activities	52,487	73,002	61,205	138,720
Cash Flows from Investing Activities
Purchase of property and equipment	(27,925)	(11,842)	(86,124)	(78,640)
Purchase of marketable securities	(103,393)	(85,303)	(597,933)	(638,055)
Sales of marketable securities	22,600	1,500	42,406	46,511
Maturities of marketable securities	121,949	66,505	622,525	315,774
Acquisitions, net of cash acquired	—	(32,656)	(556)	(38,256)
Equity investment	(6,000)	—	(6,000)	—
Net cash provided by (used in) investing activities	7,231	(61,796)	(25,682)	(392,666)
Cash Flows from Financing Activities
Payment of offering costs	—	—	—	(1,236)
Proceeds from issuance of common stock	5,118	7,653	19,011	25,969
Taxes paid related to net share settlement of restricted stock units	(3,572)	(1,711)	(14,376)	(4,939)
Net cash provided by financing activities	1,546	5,942	4,635	19,794
Net increase (decrease) in cash and cash equivalents	61,264	17,148	40,158	(234,152)
Effect of exchange rate on cash and cash equivalents	21	(48)	488	(374)
Cash and cash equivalents at beginning of period	280,681	284,220	301,320	535,846
Cash and cash equivalents at end of period	$341,966	$301,320	$341,966	$301,320

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Non-GAAP gross profit:
GAAP gross profit	$248,597	$126,502	$690,901	$845,884
Stock-based compensation expense	2,423	1,390	5,312	4,797
Impact of restructuring	—	—	37	—
Intangible assets amortization	1,516	453	5,473	1,806
Non-GAAP gross profit	$252,536	$128,345	$701,723	$852,487

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	43.6%	22.1%	42.8%	39.0%
Stock-based compensation expense	0.4	0.2	0.3	0.2
Impact of restructuring	—	—	—	—
Intangible assets amortization	0.3	0.1	0.3	0.1
Non-GAAP gross margin	44.2%	22.4%	43.4%	39.3%

Non-GAAP research and development:
GAAP research and development	$90,541	$85,062	$343,012	$320,191
Stock-based compensation expense	(13,842)	(12,775)	(53,781)	(47,207)
Impact of restructuring	—	—	(2,744)	—
Non-GAAP research and development	$76,699	$72,287	$286,487	$272,984

Non-GAAP sales and marketing:
GAAP sales and marketing	$145,600	$186,194	$415,042	$491,255
Stock-based compensation expense	(3,658)	(3,083)	(14,572)	(11,575)
Impact of restructuring	—	—	(2,000)	—
Non-GAAP sales and marketing	$141,942	$183,111	$398,470	$479,680

Non-GAAP general and administrative:
GAAP general and administrative	$31,119	$40,606	$133,934	$146,903
Stock-based compensation expense	(4,402)	(4,009)	(17,188)	(15,853)
Litigation expense, net - Jawbone	(919)	(7,225)	(3,212)	(24,845)
Impact of restructuring	—	—	(1,594)	—
Impact of Fitbit Force recall	—	(26)	—	(26)
Intangible assets amortization	(71)	(56)	(248)	(281)
Non-GAAP general and administrative	$25,727	$29,290	$111,692	$105,898

Non-GAAP operating expenses:
GAAP operating expenses	$267,260	$311,862	$891,988	$958,349
Stock-based compensation expense	(21,902)	(19,867)	(85,541)	(74,635)
Litigation expense, net - Jawbone	(919)	(7,225)	(3,212)	(24,845)
Impact of restructuring	—	—	(6,338)	—
Impact of Fitbit Force recall	—	(26)	—	(26)
Intangible assets amortization	(71)	(56)	(248)	(281)
Non-GAAP operating expenses	$244,368	$284,688	$796,649	$858,562

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Non-GAAP operating income (loss) and income (loss) before income taxes:
GAAP operating loss	$(18,663)	$(185,360)	$(201,087)	$(112,465)
Stock-based compensation expense	24,325	21,257	90,853	79,432
Litigation expense, net - Jawbone	919	7,225	3,212	24,845
Impact of restructuring	—	—	6,375	—
Impact of Fitbit Force recall	—	26	—	26
Intangible assets amortization	1,587	509	5,722	2,087
Non-GAAP operating income (loss)	8,168	(156,343)	(94,925)	(6,075)
Interest income, net	1,197	765	3,647	3,156
Other income (expense), net	2,662	(0.054)	2,796	0.014
Non-GAAP income (loss) before income taxes	$12,027	$(155,632)	$(88,482)	$(2,905)

Non-GAAP net loss and net loss per share:
Net loss	$(45,470)	$(146,273)	$(277,192)	$(102,777)
Stock-based compensation expense	24,325	21,257	90,853	79,432
Litigation expense, net - Jawbone	919	7,225	3,212	24,845
Impact of restructuring	—	—	6,375	—
Impact of Fitbit force recall	—	26	—	26
Intangible assets amortization	1,587	509	5,722	2,087
Income tax effect of non-GAAP adjustments	13,979	(8,445)	109,887	(29,526)
Non-GAAP net loss	$(4,660)	$(125,701)	$(61,143)	$(25,913)

GAAP diluted shares	237,421	224,412	232,032	220,405
Other dilutive equity awards	—	—	—	—
Non-GAAP diluted shares	237,421	224,412	232,032	220,405
Non-GAAP diluted net loss per share	$(0.02)	$(0.56)	$(0.26)	$(0.12)

Non-GAAP free cash flow: (1)
Net cash provided by operating activities	$52,487	$73,002	$61,205	$138,720
Purchases of property and equipment	(27,925)	(11,842)	(86,124)	(78,640)
Non-GAAP free cash flow	$24,562	$61,160	$(24,919)	$60,080
Net cash provided by (used in) investing activities	$7,231	$(61,796)	$(25,682)	$(392,666)
Net cash provided by financing activities	$1,546	$5,942	$4,635	$19,794

(1) - The Company's adoption of ASU 2016-09 on January 1, 2017 resulted in excess tax benefits for share-based payments recorded as a reduction of income tax expense and reflected within operating cash flows, rather than recorded within equity and reflected within financing cash flows. The Company elected to adopt this new standard retrospectively, which impacted the presentation for all periods prior to the adoption date.

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Adjusted EBITDA:
Net loss	$(45,470)	$(146,273)	$(277,192)	$(102,777)
Stock-based compensation expense*	24,325	21,257	90,853	79,432
Litigation expense, net - Jawbone	919	7,225	3,212	24,845
Impact of restructuring	—	—	6,375	—
Impact of Fitbit Force recall	—	26	—	26
Depreciation and intangible assets amortization	13,221	12,672	45,693	38,133
Interest income, net	(1,197)	(765)	(3,647)	(3,156)
Income tax expense (benefit)	30,665	(38,376)	82,548	(6,518)
Adjusted EBITDA	$22,463	$(144,234)	$(52,158)	$29,985

Stock-based compensation expense:
Cost of revenue	$2,423	$1,390	$5,312	$4,797
Research and development	13,842	12,775	54,123	47,207
Sales and marketing	3,658	3,083	14,959	11,575
General and administrative	4,402	4,009	17,187	15,853
Total stock-based compensation expense*	$24,325	$21,257	$91,581	$79,432
* A portion of stock-based compensation expense for the year ended December 31, 2017 was allocated to and included in "Impact of restructuring," thus explaining the difference between the total by function presented in this table compared to the amounts presented in the above tables.

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
United States	$330,227	$381,484	$944,052	$1,539,600
Americas, excluding United States	46,674	33,403	116,330	110,111
Europe, Middle East, and Africa	155,090	134,027	440,135	389,154
APAC	38,765	24,861	115,002	130,596
Total	$570,756	$573,775	$1,615,519	$2,169,461